SECOND AMENDMENT TO SECURITIES LENDING AGENCY AGREEMENT

      This Second Amendment to Securities Lending Agency Agreement is dated as of June , 2004 by and among Touchstone Investment Trust, Touchstone Strategic Trust, and Touchstone Variable Series Trust (each a "Trust") acting on behalf of each series thereof as set forth on Exhibit A hereto (each a "Series") (each Trust on behalf of each of its respective Series thereof, each the "Fund") and Brown Brothers Harriman & Co. ("BBH").

      Whereas, pursuant to the Securities Lending Agency Agreement dated as of March 27, 2003 by and among BBH and the Funds, as amended to date (the "Agreement"), BBH has been appointed the lending agent for the purpose of lending securities to approved borrowers on behalf of the Funds;

      Whereas the Funds and BBH have agreed to make certain modifications in the terms of the Agreement to permit certain new Funds to appoint BBH as their lending agent and to amend the list of approved borrowers;

      Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree to amend the Agreement as follows:

I.    Amendment to the Agreement

1. The Agreement is hereby amended by deleting Exhibit A and Schedule 2 in their entirety, and substituting therefore Exhibit A and Schedule 2 attached hereto.

II.   Miscellaneous

1. Other than as amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, each Fund hereby ratifies and affirms each of the representations and warranties set forth in the Agreement and confirms that each representation and warranty remains true and correct as of the date hereof.

3. Upon receipt by BBH of a fully executed copy of this Second Amendment, this Second Amendment shall be deemed to be executed as an instrument under seal and governed by such laws as provided in Section 24 of the Agreement. This Second Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Second Amendment.

BROWN BROTHERS HARRIMAN & CO.,
AS AGENT


By: /s/ Mark H. Payson
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Name: Mark H. Payson
Title: Senior Vice President


Touchstone Investment Trust for itself and on behalf of each series thereof set forth in Exhibit A hereto

By: /s/ Patrick T. Bannigan
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Patrick T. Bannigan, President


Touchstone Strategic Trust for itself and on behalf of each series thereof set forth in Exhibit A hereto

By: /s/ Patrick T. Bannigan
    -----------------------
Patrick T. Bannigan, President


Touchstone Variable Series Trust for itself and on behalf of each series thereof set forth in Exhibit A hereto

By: /s/ Patrick T. Bannigan
    -----------------------
Patrick T. Bannigan, President

                                    EXHIBITA

Touchstone Investment Trust on behalf of the following Series thereof:

Touchstone Intermediate Term U.S. Government Bond Fund
Touchstone U.S. Government Money Market Fund
Touchstone Institutional U.S. Government Money Market Fund
Touchstone Money Market Fund
Touchstone High Yield Fund
Touchstone Core Bond Fund

Touchstone Strategic Trust on behalf of each of the following Series thereof:

Touchstone Enhanced 30 Fund
Touchstone Large Cap Growth Fund
Touchstone Growth Opportunities Fund
Touchstone International Equity Fund
Touchstone Value Plus Fund
Touchstone Small Cap Growth Fund
Touchstone Emerging Growth Fund
Touchstone Micro Cap Growth Fund

Touchstone Variable Series Trust on behalf of each of the following Series thereof:

Touchstone Balanced Fund
Touchstone Bond Fund
Touchstone Value Plus Fund
Touchstone Enhanced 30 Fund
Touchstone Large Cap Growth Fund
Touchstone Growth & Income Fund

Touchstone High Yield Fund
Touchstone Money Market Fund
Touchstone Third Avenue Value Fund  (effective 4/28/03)
Touchstone Emerging Growth Fund
Touchstone Baron Small Cap Fund

                                   SCHEDULE 2
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ABN AMRO Incorporated
Barclays Capital Inc.
Bear, Stearns & Co. Inc.
Bear, Stearns Securities Corp.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co.
ING Financial Markets LLC
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
MS Securities Services Inc.
SG Americas Securities, LLC
UBS Securities LLC